Exhibit 32

Written Statement of the Chief Executive Officer and Chief Financial Officer
Pursuant to 18 U.S.C. §1350

Solely for the purposes of complying with 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned Chief Executive Officer and Chief Financial Officer of Infodata Systems Inc. (the “Company”), hereby certify, based on their knowledge, that this Amendment No. 1 to the Quarterly Report on Form 10-QSB of the Company for the quarter ended March 31, 2004, (the “Report”), fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Edwin A. Miller
Edwin A. Miller Chief Executive Officer

/s/ Norman F. Welsch
Norman F. Welsch Chief Financial Officer

Date:  March 29, 2005